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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      FAIR, ISAAC AND COMPANY, INCORPORATED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                              94-1499887
-----------------------                                     --------------------
(State of incorporation                                         (I.R.S. Employer
or organization)                                            Identification No. )

               200 Smith Ranch Road, San Rafael, California 94903
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act of 1933 registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

  Title of each class                             Name of each exchange on which
  to be so registered                             each class is to be registered
  ----------------------                         -------------------------------
  Series A Participating Preferred                   The New York Stock Exchange
  Stock Purchase Rights

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None

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Item 1.  Description of Registrant's Securities to be Registered.

         This Amendment No. 1 to Form 8-A is being filed in order to modify the original cover page of the Company's Registration Statement on Form 8-A filed on August 10, 2001. The Description of Registrant's Securities set forth in the original Registration Statement is hereby incorporated in its entirety by this reference.

Item 2.  Exhibits.

4.1 Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Filed as
         Exhibit 4.1 to the Company's Registration Statement on Form 8-A on August 10, 2001 and incorporated herein by this reference.)

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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 22, 2001


                                     FAIR, ISAAC AND COMPANY, INCORPORATED

                                     By: /s/  Henk J. Evenhuis
                                         ---------------------------------------
                                     Name:    Henk J. Evenhuis
                                     Title:   Vice President, Chief Financial
                                              Officer and Secretary

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


                                  EXHIBIT INDEX

EXHIBIT
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4.1      Rights  Agreement  dated as of August 9, 2001 between  Fair,  Isaac and
         Company,  Incorporated  and Mellon  Investor  Services  LLC.  (Filed as
         Exhibit 4.1 to the Company's Registration Statement on Form 8-A on August 10, 2001 and incorporated herein by this reference.)

                                       4